GSV Capital Corp.

GSV Capital Corp. Reports Second Quarter 2014 Results of Operations

Net Asset Value of $14.86 Per Share as of June 30, 2014

WOODSIDE, Calif., August 7, 2014 (GLOBE NEWSWIRE) -- GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the second quarter ended June 30, 2014. Net assets totaled $287.1 million or $14.86 per share at June 30, 2014, as compared to $14.91 per share at March 31, 2014, and $12.87 per share at June 30, 2013.

“While our NAV was down slightly in the the quarter, this was principally influenced by the decline in Twitter stock, which resulted in a $0.15 impact to NAV,” said Michael Moe, GSV’s founder and CEO. “Subsequent to the June 30th quarter end, Twitter, Chegg and 2U all reported strong quarterly results, which were a positive catalyst for their stocks. Overall, the fundamentals of our portfolio are very robust.”

“We are encouraged by the financial results that many of our portfolio companies are delivering and the fundamentals of our companies continue to be strong with an estimated average revenue growth rate of over 90% year over year. We feel very good about most of the portfolio investments we have made to date and believe they will generate attractive returns for our shareholders over the long run.”

Highlights included:

•	Realized gains on the liquidation of our Control4 and Facebook positions were $6.3 million offset by realized losses of $13.5 million on the liquidation of our Violin Memory and Silver Spring Networks positions .

•	We made new investments totaling $10.8 million in Declara, GSV Sustainability Partners and EarlyShares and follow on investments of $2.2 million in Fullbridge, NestGSV, CircleMedia, and Totus Solutions.

•	TrueCar’s (Nasdaq: TRUE) initial public offering was completed at $9.00 on May 16th and is now trading at $14.33 (as of 08/06/14), up 59% from its IPO price.

Investment Portfolio as of June 30, 2014

At June 30, 2014, the Company owns positions in 50 portfolio companies with an aggregate fair value of $367.0 million. Our three largest investments comprise 40.1% of the total portfolio value excluding Treasuries while our top ten portfolio companies represent 63.9% of the total portfolio value excluding Treasuries.

GSV Capital Corp.

Top Ten Investments at June 30, 2014

$ in millions	Fair Value	% of Total Portfolio
Twitter, Inc.	$77.9	21.2%
Palantir Technologies, Inc.	41.2	11.2
Dropbox, Inc.	28.2	7.7
2U, Inc.	19.3	5.3
Coursera, Inc.	14.5	4.0
Avenues Global Holdings, LLC	11.3	3.1
SugarCRM, Inc.	11.1	3.0
Solexel, Inc.	11.0	3.0
PayNearMe, Inc.	10.0	2.7
Declara, Inc.	10.0	2.7
Total	$234.5	63.9%

 Second Quarter 2014 Portfolio Investment Activity

During the second quarter of 2014, GSV invested $13.0 million, including investments in three new portfolio companies: Declara (social cognitive learnings), GSV Sustainability Partners (clean technology), and EarlyShares (equity crowd funding). GSV made follow on investments in existing portfolio companies Fullbridge, NestGSV, Circle Media, and Totus Solutions.

Also in the quarter, GSV sold 575,089 shares of Control4 (Nasdaq: CTRL), 25,000 shares of Facebook (Nasdaq: FB), 1,247,498 shares of Violin Memory (Nasdaq: VMEM), and 102,028 shares of Silver Spring Networks (Nasdaq: SSNI). Net proceeds from the sales of these investments were $10.6 million, $5.0 million, $1.6 million and $1.5 million, respectively.

At June 30, 2014, GSV has investments in 45 private companies and five public companies (Twitter, 2U, Chegg, TrueCar and Cricket Media(fka epals Inc)). In general, management expects to liquidate its public securities holdings within one year following the expiration of the IPO lock-up.

Subsequent to June 30, 2014, GSV Capital has not sold any investments and has made follow on investments totaling $4.0 million in StormWind, Solexel, nestGSV and EarlyShares.

As GSV's portfolio matures and we realize a cumulative net realized gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution.

Second Quarter 2014 Financial Results

GSV recorded a net realized loss on investments of $(7.2) million or ($0.38) per share during the three months ended June 30, 2014, compared to a net realized loss on investments of $(6.3) million or ($0.33) per share, for the three months ended June 30, 2013. Net investment loss was $(3.4) million or ($0.18) per share during the three months ended June 30, 2014, compared to net investment loss of $(2.4) million or ($0.12) per share, for the three months ended June 30, 2013. For the three months ended June 30, 2014, GSV had a net change in unrealized appreciation on investments of $11.5 million or $0.59 per share, a decrease from the three months ended June 30, 2013 versus 12.2 million or $0.63 per share, which was primarily due to the unrealized appreciation of DropBox, 2U and Zoc Doc. Net decrease in net assets resulting from operations was $(0.9) million or ($0.05) per share, for the three months ended June 30, 2014. This compares to a net increase in net assets resulting from operations of $3.5 million or $0.18 per share, for the three months ended June 30, 2013. Weighted average common shares outstanding were 19.3 million for the three months ended June 30, 2014 and June 30, 2013, respectively.

GSV Capital Corp.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 888-765-5570 and the conference call number for participants outside the U.S. is 913-312-1520. The conference ID number for both call numbers is 8830785. Additionally, interested parties can listen to a live webcast of the call from the "Investors" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through August 14, 2014 by dialing 888-203-1112 (U.S.) or 719-457-0820 (international), using conference ID number 8830785.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact

Spencer McLeod, (650) 235-4777

smcleod@gsvam.com

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Investments at fair value:
Investments in controlled securities (cost of $11,301,139 and $0, respectively)	$12,410,350	$-
Investments in affiliated securities (cost of $75,196,702 and $64,912,527, respectively)	67,776,900	62,740,162
Investments in non-control/non-affiliated securities (cost of $196,466,367 and $214,796,591, respectively)	286,850,588	292,643,491
Investments owned and pledged (cost of $9,082,226 and $10,845,236, respectively)	9,102,586	10,865,200
Investments in United States Treasury Bill (cost of $80,000,445 and $0, respectively)	80,000,000	-
Total Investments (cost of $372,046,879 and $290,554,354, respectively)	456,140,424	366,248,853

Cash	4,194,280	7,219,203
Restricted cash	22,139	22,264
Due from GSV Capital Service Company, LLC (1)	35,406	3,039
Due from Portfolio companies	122,251	153,178
Interest receivable	102	7,304
Prepaid expenses	61,944	49,739
Coupon interest receivable	-	11,141
Dividend receivable	-	13,233
Deferred credit facility fees	189,940	288,249
Deferred debt issuance costs	3,022,216	3,378,121
Deferred offering costs	241,010	184,710
Other assets	334,700	368,524
Total Assets	464,364,412	377,947,558

LIABILITIES

Due to GSV Asset Management(1)	9,647	563,978
Accounts payable	160,068	382,165
Accrued incentive fees	12,337,837	10,523,552
Accrued interest payable	1,187,693	1,056,563
Accrued expenses	188,753	-
Payable for securities purchased	72,000,667	-
Net deferred tax liability	7,656,143	8,320,561
Line of Credit	15,141,333	-
Convertible senior notes embedded derivative liability	159,000	799,000
Convertible senior notes payable 5.25% due September 15, 2018	68,397,429	68,335,295

Total Liabilities	177,238,570	89,981,114

Commitments and contingencies (Note 6)

Net Assets	$287,125,842	$287,966,444

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(25,406,364)	(19,192,401)
Accumulated net realized loss on investments	(13,256,660)	(13,660,306)
Accumulated net unrealized appreciation on investments	49,758,151	44,788,436

Net Assets	$287,125,842	$287,966,444

Net Asset Value Per Share	$14.86	$14.91

(1) This balance is a related party transaction.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
INVESTMENT INCOME
Interest income from control securities	$667	$-	$5,733	$-
Interest income from affiliated securities	68,591	-	103,453	-
Interest income from non-control/non-affiliated securities	27,775	-	27,775	-
Dividend income from affiliated securities	-	-	-	-
Dividend income from non-control/non-affiliated securities	-	15,723	887	20,258
Total Investment Income	97,033	15,723	137,848	20,258
OPERATING EXPENSES
Investment management fees	1,933,663	1,246,378	3,689,859	2,529,977
Accrued incentive fees	844,633	-	1,814,285	-
Costs incurred under administration agreement	929,701	709,885	1,838,233	1,597,869
Directors’ fees	65,000	65,000	130,000	130,250
Professional fees	402,555	220,978	859,094	457,864
Interest and credit facility expense	1,533,971	-	2,713,696	-
Insurance expense	60,303	64,062	120,039	117,075
Investor relations expense	103,384	72,943	158,296	116,505
Other expenses	22,341	23,388	40,592	25,354
Gain on fair value adjustment for embedded derivative	(20,000)	-	(640,000)	-
Total Operating Expenses	5,875,551	2,402,634	10,724,094	4,974,894

Benefit for taxes on net investment loss	2,359,369	-	4,372,283	-

Net Investment Loss	(3,419,149)	(2,386,911)	(6,213,963)	(4,954,636)

Net Realized Gain (Loss) on Investments	(7,249,566)	(6,327,632)	682,179	(9,674,524)

Benefit / (Provision) for taxes on Net Realized Capital (Gains) / Losses	2,959,998	-	(278,533)	-

Net Change in Unrealized Appreciation on Investments	11,472,725	12,230,246	8,399,046	10,653,608

Provision for taxes on Unrealized Appreciation of Investments	(4,684,314)	-	(3,429,331)	-

Net Increase (Decrease) in Net Assets Resulting from Operations	$(920,306)	$3,515,703	$(840,602)	$(3,975,552)

Net Increase (Decrease) in Net Assets Resulting from Operations per Common Share – basic and diluted	$(0.05)	$0.18	$(0.04)	$(0.21)

Weighted Average Common Shares Outstanding – basic and diluted	19,320,100	19,320,100	19,320,100	19,320,100

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended June 30, 2014 (Unaudited)		Three months ended June 30, 2013 (Unaudited)
Per Share Data:
Net asset value at beginning of period	$14.91		$12.69
Net investment loss	(0.18	)(1)	(0.12	)(1)
Net realized loss	(0.38	)(1)	(0.33	)(1)
Benefit for taxes on Net Realized Capital Losses	0.15	(1)	-	(1)
Net change in Unrealized Appreciation of Investments	0.60	(1)	0.63	(1)
Provision for taxes on Unrealized Appreciation of Investments	(0.24	)(1)	-	(1)
Net asset value at end of period	$14.86		$12.87

(1) Based on weighted average number of shares outstanding for the period.